SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

USA TRUCK, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

USA TRUCK, INC.
3200 Industrial Park Road
Van Buren, Arkansas 72956

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on May 4, 2005

To the Stockholders of USA Truck, Inc.:

        Notice is hereby given that the Annual Meeting of Stockholders of USA Truck, Inc. (the “Company”) will be held at the corporate offices of the Company at 3200 Industrial Park Road, Van Buren, Arkansas 72956, on Wednesday, May 4, 2005 at 10:00 a.m., local time, for the following purposes:

1.     To elect two (2) Class I directors for a term expiring at the 2008 Annual Meeting of Stockholders.

2.     To consider and act upon such other business as may properly come before the Annual Meeting, or any adjournments thereof.

        Only holders of record of the Company’s Common Stock at the close of business on March 8, 2005 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

        The Company’s Proxy Statement is submitted herewith. The Annual Report for the year ended December 31, 2004 is being mailed to stockholders contemporaneously with the mailing of this Notice and Proxy Statement.

By Order of the Board of Directors

CLIFTON R. BECKHAM
Secretary

Van Buren, Arkansas
April 6, 2005

YOUR VOTE IS IMPORTANT.

YOU ARE URGED, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, TO DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE SO THAT YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM WILL BE ASSURED. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR VOTE YOUR SHARES IN PERSON IF YOU ATTEND THE MEETING.

USA TRUCK, INC.
3200 Industrial Park Road
Van Buren, Arkansas 72956

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS
To be held on May 4,2005

        This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of USA Truck, Inc., a Delaware corporation (the “Company” or “USA Truck”), for use at the Annual Meeting of Stockholders of the Company to be held at the time and place and for the purposes set forth in the foregoing notice. The mailing address of the Company is 3200 Industrial Park Road, Van Buren, Arkansas 72956, and its telephone number is (479) 471-2500.

        The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, certain officers and employees of the Company, who will receive no special compensation therefor, may solicit proxies in person or by telephone, telegraph, facsimile or other means. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the Common Stock of the Company.

        The approximate date on which this Proxy Statement and the accompanying proxy are first being mailed to stockholders is April 6, 2005.

REVOCABILITY OF PROXY

        Any stockholder executing a proxy retains the right to revoke it at any time prior to exercise at the Annual Meeting. A proxy may be revoked by delivery of written notice of revocation to Clifton R. Beckham, Secretary of the Company, by execution and delivery to the Company of a later proxy or by voting the shares in person at the Annual Meeting. If not revoked, all shares represented at the Annual Meeting by properly executed proxies will be voted as directed therein. If no direction is given, such shares will be voted for election of all nominees for director and in the discretion of the persons named as proxies therein on any other matters that may properly come before the Annual Meeting or any adjournments thereof.

OUTSTANDING STOCK AND VOTING RIGHTS

        The Board of Directors has fixed the close of business on March 8, 2005 as the record date for determining the stockholders having the right to notice of, and to vote at, the Annual Meeting. As of the record date, 9,352,946 shares of Common Stock were outstanding. Each stockholder will be entitled to one vote for each share of Common Stock owned of record on the record date. The stock transfer books of the Company will not be closed. Stockholders are not entitled to cumulative voting with respect to the election of directors. The holders of a majority of the outstanding shares of Common Stock, present in person or represented by proxy, are necessary to constitute a quorum.

REQUIRED AFFIRMATIVE VOTE AND VOTING PROCEDURES

        The Company’s bylaws provide that the nominees who receive a plurality of the votes cast by stockholders present or represented by proxy at an Annual Meeting, and entitled to vote on the election of directors, will be elected as directors of the Company. Thus, any abstentions or broker non-votes will have no effect on the election of directors.

        As indicated in the table under the heading “Security Ownership of Certain Beneficial Owners, Directors and Executive Officers,” the directors and executive officers of the Company beneficially owned more than 45% of the outstanding shares of the Company’s Common Stock as of the record date and therefore collectively may have the ability to effectively control the outcome of the vote on the election of directors at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth certain information with respect to each nominee, each executive officer named in the Summary Compensation Table, each current director of the Company and all directors and executive officers as a group, including the name, age and term of office as a director for each nominee or director and the beneficial ownership of Common Stock of the Company as of March 8, 2005 for each individual and the group. The table also lists all stockholders known to the Company to own, directly or indirectly, more than 5% of the outstanding shares of Common Stock, the Company’s only class of voting securities, as of March 8, 2005. Each person named in the table, unless otherwise indicated, has sole voting and investment power with respect to the shares indicated as being beneficially owned by him.

			Common Stock Beneficially Owned

Name	Age	Director Since	Number of Shares*		Percent of Class

Directors and Nominees for Director:
Robert M. Powell	70	1985	2,102,100	(1)	22.4%
James B. Speed	71	1988	1,505,820	(2)	16.2%
Jerry D. Orler	62	1988	402,709	(3)	4.3%
Roland S. Boreham, Jr.	80	1992	23,500	(4)	(5)
Joe D. Powers**	64	2000	9,500	(6)	(5)
Terry A. Elliott	59	2003	3,000	(7)	(5)
William H. Hanna	43	2005	29,300	(8)	(5)
Named Executive Officers (Excluding Persons Named Above):
Clifton R. Beckham	33	--	38,274	(9)	(5)
Garry R. Lewis	59	--	47,881	(10)	(5)
Brandon D. Cox	33	--	34,783	(11)	(5)
Dwain R. Key	43	--	41,068	(12)	(5)
All Directors and Executive Officers As a Group (13 Persons)			4,263,885	(13)	45.0%

Beneficial Owners of More Than 5% Outstanding Common Stock (Excluding Persons Named Above):

Wasatch Advisors‚ Inc.	1,302,668	(14)	13.9%
Wellington Management Company‚ LLP	695,900	(15)	7.4%
GAM Holding AG	536,600	(16)	5.7%
*	All fractional shares (which were acquired through participation in the Company's Employee Stock Purchase Plan) have been rounded down to the nearest whole share.

**	Current nominees for re-election as a director. Mr. Hanna was first elected to our Board of Directors on January 26, 2005, to fill a vacancy resulting from the resignation of another director, for the remainder of such former director's term expiring at the 2005 Annual Meeting.

(1)	The amount shown includes (a) 10,000 shares of Common Stock held by Mr. Powell's wife (of which Mr. Powell disclaims beneficial ownership) and (b) 24,800 shares of Common Stock Mr. Powell has the right to acquire pursuant to presently exercisable options.

(2)	The amount shown includes (a) 132,218 shares of Common Stock held by Mr. Speed's wife (of which Mr. Speed disclaims beneficial ownership), (b) 1,175 shares of Common Stock held by Mr. Speed's minor child (of which Mr. Speed disclaims beneficial ownership) and (c) 8,500 shares of Common Stock Mr. Speed has the right to acquire pursuant to presently exercisable options.

(3)	The amount shown includes (a) 166,000 shares of Common Stock held by Mr. Orler's wife (of which Mr. Orler disclaims beneficial ownership) and (b) 23,800 shares of Common Stock Mr. Orler has the right to acquire pursuant to presently exercisable options.

(4)	The amount shown includes 2,500 shares of Common Stock Mr. Boreham has the right to acquire pursuant to presently exercisable options.

(5)	The amount represents less than 1% of the outstanding shares of Common Stock.

(6)	The amount shown includes 2,500 shares of Common Stock Mr. Powers has the right to acquire pursuant to presently exercisable options.

(7)	The amount shown includes 2,500 shares of Common Stock Mr. Elliott has the right to acquire pursuant to presently exercisable options.

(8)	Mr. Hanna has shared voting and dispositive power with respect to all shares that he beneficially owns. Of the 29,300 shares listed (a) 12,300 shares are held of record by Hanna Family Investments LP, and (b) 17,000 shares are held of record by Hanna Oil and Gas Company.

(9)	The amount shown includes 11,800 shares of Common Stock Mr. Beckham has the right to acquire pursuant to presently exercisable options.

(10)	The amount shown includes 13,400 shares of Common Stock Mr. Lewis has the right to acquire pursuant to presently exercisable options.

(11)	The amount shown includes 9,200 shares of Common Stock Mr. Cox has the right to acquire pursuant to presently exercisable options.

(12)	The amount shown includes 13,400 shares of Common Stock Mr. Key has the right to acquire pursuant to presently exercisable options.

(13)	The amount shown includes 125,800 shares of Common Stock that the members of the identified group have the right to acquire pursuant to presently exercisable options.

(14)	This information is based solely on a report on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005, which indicates that Wasatch Advisors, Inc., an investment adviser, has sole voting and dispositive power with respect to all 1,302,668 shares indicated as being beneficially owned by it.

(15)	This information is based solely on a report on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005, which indicates that Wellington Management Company, LLP, an investment adviser, has shared voting power with respect to 500,900 of the shares, and shared dispositive power with respect to all 695,900 shares indicated as being beneficially owned by it.

(16)	This information is based solely on a report on Schedule 13G filed with the Securities and Exchange Commission on February 10, 2005, which indicates that GAM Holding AG, a foreign entity filing pursuant to Rule 13d-1(c), has shared voting and dispositive power with respect to all 536,600 shares indicated as being beneficially owned by it.

        The address of Mr. Powell and Mr. Speed is 3200 Industrial Park Road, Van Buren, Arkansas 72956. The address of Wasatch Advisors, Inc. is 150 Social Hall Avenue, Salt Lake City, Utah 84111. The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109. The address of GAM Holding AG is Klaustrasse 10, 8008 Zurich, Switzerland.

ELECTION OF DIRECTORS

        The Restated and Amended Certificate of Incorporation of the Company provides that there shall be eight directors, subject to increases or decreases in such number by vote of the Board of Directors in accordance with the bylaws, classified into three classes, and that members of the three classes shall be elected to staggered terms of three years each. In accordance with the bylaws, the number of directors constituting the entire Board has been decreased to seven. The Board of Directors presently consists of seven persons.

        The current term of office of the two Class I directors will expire at the 2005 Annual Meeting and both of those directors have been nominated for re-election at the meeting for a term expiring at the 2008 Annual Meeting:

Class I
Term Expiring 2008

William H. Hanna
Joe D. Powers

        Proxies may not be voted at the 2005 Annual Meeting of Stockholders for more than two nominees for election as directors. Each of the nominees has consented to serve if elected and, if elected, will serve until the 2008 Annual Meeting of Stockholders and until his successor is duly elected and qualified.

        Class II and Class III directors are currently serving terms expiring in 2006 and 2007, respectively. The Class II directors are Roland S. Boreham, Jr., Terry A. Elliott and Jerry D. Orler and the Class III directors are Robert M. Powell and James B. Speed.

        All duly submitted and unrevoked proxies will be voted FOR the nominees listed above, unless otherwise instructed. It is expected that the nominees will be available for election, but if for any unforeseen reason any such nominee should decline or be unavailable for election, the persons designated as proxies will have full discretionary authority to vote for another person designated by the Nominating Committee.

Vote Required for Approval

        Assuming the presence of a quorum at the Annual Meeting, the nominees who receive a plurality of the votes cast by stockholders present or represented by proxy at the Annual Meeting, and entitled to vote on the election of directors, will be elected as directors of the Company. The Board of Directors recommends that the stockholders vote FOR the election of both of the nominees named above.

ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS

Biographical Information

        Robert M. Powell. Mr. Powell has served as Chairman of the Board since 2000, Chief Executive Officer of the Company since 1988 and as a director since 1986. He served as President from 1988 to 2002. Prior to his employment by us, Mr. Powell was employed by ABF Freight System, Inc., a national trucking company and a subsidiary of Arkansas Best Corporation, for 28 years.

        James B. Speed. Mr. Speed has served as a director of the Company since 1988. Mr. Speed served as Chairman of the Board from 1988 until he retired from that position in 2000. Prior to his employment by us, Mr. Speed was employed by ABF Freight System, Inc. for more than 20 years.

        Jerry D. Orler. Mr. Orler has served as a director of the Company since 1988 and as President since 2002. He served as Vice President, Finance and Chief Financial Officer from 1989 to 2002. He also served as Secretary from 1992 to 2001 and as Treasurer from 1989 to 1993. Prior to his employment by us, Mr. Orler was employed by Arkansas Best Corporation and its subsidiaries for 24 years. Mr. Orler is a Certified Public Accountant and an advisory director of BancorpSouth of Fort Smith, Arkansas.

        Roland S. Boreham, Jr. Mr. Boreham has served as a director of the Company since 1992. He has served as a director of Baldor Electric Company, a manufacturer of electrical motors, since 1961. Mr. Boreham served as Chairman of the Board of Baldor Electric Company from 1980 until he retired from that position in 2004.

        Joe D. Powers. Mr. Powers has served as a director of the Company since 2000. He is Chairman of the Advisory Board of Regions Bank of Fort Smith, Arkansas (formerly known as Merchants National Bank of Fort Smith and more recently as Deposit Guaranty National Bank) since 2000. He served as Chairman of the Advisory Board and CEO of Deposit Guaranty National Bank (formerly known as Merchants National Bank) of Fort Smith, Arkansas from 1997 until 1998. He was Chairman of the Board and CEO of Merchants National Bank of Fort Smith, Arkansas from 1982 until 1997. Mr. Powers has been involved in the banking industry since 1962.

        Terry A. Elliott. Mr. Elliott has served as a director of the Company since 2003. Mr. Elliott has chaired the Company’s Audit Committee since 2003 and qualifies as the Company’s Audit Committee financial expert. He has been Chief Financial Officer of Safe Foods Corporation in North Little Rock, Arkansas since 2000 and served as a director of Safe Foods from 2000 to 2003. Mr. Elliott also was a director of Superior Financial Corporation (the holding company for Superior Federal Bank, F.S.B.) and a member of its Audit Committee from February 2003 until Superior Financial Corporation was sold to Arvest Holdings, Inc. in August 2003. From 1996 to 2000, Mr. Elliott served as the Chief Financial Officer for two unrelated private start-up businesses. Mr. Elliott is a Certified Public Accountant licensed in the states of Texas and Arkansas.

        William H. Hanna. On January 26, 2005, the Company’s Board of Directors nominated and elected William H. Hanna to serve as a Class I director for a term expiring at the May 2005 annual meeting. Mr. Hanna is not an officer or employee of the Company. Mr. Hanna will fill the remaining term of Jim L. Hanna, who resigned effective January 26, 2005. William H. Hanna is Jim L. Hanna’s son. William H. Hanna has been President of Hanna Oil and Gas Company since January 2000. He has worked in the oil and gas industry since 1983. Mr. Hanna is also a director of First National Bank of Fort Smith, Arkansas.

        There is no family relationship between any director or executive officer and any other director or executive officer of the Company.

Board Meetings and Committees

        In 2004, the Board held four regular meetings and four special meetings. The Board has a standing Executive Compensation Committee, Audit Committee, Nominating Committee, Non-employee Director Stock Option Committee and Employee Stock Option Committee. Each member of the Board of Directors attended at least 75% of the aggregate of all meetings of the Board of Directors and of all committees on which he served. The Board has determined that all of the directors, with the exception of Robert M. Powell, James B. Speed and Jerry D. Orler, are independent directors, as defined by Rule 4200(a)(15) of The Nasdaq Stock Market’s listing standards.

      Executive Compensation Committee

        The purpose of the Executive Compensation Committee is to recommend to the Board matters pertaining to compensation of the Company’s executive officers and contributions to the Company’s 401(k) Investment Plan. The Executive Compensation Committee is also responsible for administering the grants of options and other awards to employees under the 2004 Equity Incentive Plan. In October 2004, The Executive Compensation Committee delegated to the Employee Stock Option Committee the responsibility for administering the grants of options and other awards to employees other than executive officers. The Executive Compensation Committee met three times in 2004. In 2004, the Executive Compensation Committee was composed of Joe D. Powers (Chairman), Roland S. Boreham, Jr. and Jim L. Hanna. See “Executive Compensation—Report of Compensation Committee on Annual Compensation.”

      Audit Committee

        The Audit Committee has primary responsibility to assist and direct the Board of Directors in fulfilling its oversight responsibilities with respect to the Company’s auditing, accounting and financial reporting processes. The Audit Committee’s responsibilities include:

  Monitoring the Company’s financial reporting processes and systems of internal controls regarding finance and accounting;
  Monitoring the independence and performance of the Company’s independent registered public accounting firm, and managing the relationship between the Company and its independent registered public accounting firm; and,
  Providing an avenue of communication among the Board, the independent registered public accounting firm and management of the Company.

        In fulfilling its responsibilities, the Audit Committee meets with representatives of the Company’s independent registered public accounting firm to review their findings during the conduct of the annual audit and to discuss recommendations with respect to the Company’s internal control policies and procedures. The Audit Committee also reviews quarterly financial and operating results of the Company, through meetings and conference calls, with management, the independent registered public accounting firm and securities counsel of the Company. The Audit Committee has exclusive power to engage, terminate and set the compensation of the Company’s independent registered public accounting firm. The Audit Committee also evaluates and makes recommendations to the full Board of Directors with respect to all related-party transactions and other transactions representing actual or potential conflicts of interest, and reviews all such transactions at least annually. The Board has adopted a written charter for the Audit Committee, which sets forth the purpose and responsibilities of the Audit Committee in greater detail, a copy of which is available at our Internet address http://www.usa-truck.com under the caption “Corporate Governance.”

        The Audit Committee met four times in person and three times via conference call during 2004. The Audit Committee is currently, as was throughout 2004, composed of Terry A. Elliott (Chairman), Joe D. Powers and Roland S. Boreham, Jr. The Board has determined that Terry A. Elliott is the Audit Committee financial expert, as defined in Item 401(h)(2) of Regulation S-K under the Exchange Act, is independent, as defined in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act, and meets the financial sophistication requirements set forth in Rule 4350(d)(2)(A) of The Nasdaq Stock Market’s listing standards.

        All of the members of the Audit Committee are independent as defined by Rule 4200(a)(15) of The Nasdaq Stock Market’s listing standards. See “Independent Registered Public Accounting Firm—Report of Audit Committee.”

      Nominating Committee

        The Board has adopted a written charter for the Nominating Committee, which sets forth the purpose and responsibilities of the Nominating Committee in greater detail, a copy of which is available at our Internet address http://www.usa-truck.com under the caption “Corporate Governance.” The Nominating Committee is composed of all Board members. In accordance with the written charter, in order to be considered a Nominating Committee nominee, a person’s (including an incumbent director’s) nomination must be approved by both the vote of a majority of a quorum of the full Committee and the vote of a majority of the directors then serving on the Nominating Committee who are independent directors as defined in Rule 4200(a)(15) of The Nasdaq Stock Market’s listing standards. The vote of the independent directors must be taken by unanimous written consent or at a meeting in executive session, without the presence of the other members of the Nominating Committee.

        The Nominating Committee’s policy with regard to considering director candidates recommended by stockholders is set forth in detail in the Nominating Committee charter. Any stockholder of the Company who is the record or beneficial owner of at least one percent or one thousand dollars in market value of the shares of stock entitled to be voted at the next annual meeting of the Company and who has held such shares for at least one year may submit to the Nominating Committee for consideration for approval as a director nominee a recommendation of any person who meets certain minimum qualifications, which are described below and listed in the Nominating Committee charter. Stockholders must submit such recommendations in the manner and by the dates specified for stockholder nominations in the Company’s bylaws. The Nominating Committee will evaluate any stockholder recommendations pursuant to the same procedures that it follows in connection with consideration of recommendations received from any other source.

        Whenever a determination has been made that it is necessary to nominate one or more persons, in addition to incumbent directors, the Nominating Committee will have primary authority for identifying persons who meet certain minimum qualifications and who otherwise have the experience and abilities necessary to serve as effective members of the Board of Directors. The Nominating Committee may delegate this identification function to one or more of its members. In performing this function, the Nominating Committee may rely on such resources as it deems appropriate, including without limitation, recommendations from management of the Company, from incumbent directors, from third parties or from stockholders. In addition, the Nominating Committee may, at the Company’s expense, engage the services of professional search firms or other consultants or advisers and may pay them such fees as the Nominating Committee shall determine to be reasonable and appropriate.

        Each nominee must be at least 21 years of age at the time of his or her election as a director and must meet such other minimum qualifications as may be set forth from time to time in the Company’s bylaws. In addition to such minimum requirements, each nominee must, unless waived by the Nominating Committee and by the independent directors serving on the committee, have a bachelor’s degree from an accredited U.S. college or university, or a corresponding degree from a foreign educational institution, have at least 10 years of experience in a business or profession (which need not be the truckload or other transportation industry) that, in the opinion of the Nominating Committee, provides the proposed nominee with such experience as will enable him or her to serve as an effective member of the Board of Directors, and have no relationship with the Company or other circumstances that would be likely to create a conflict of interest or otherwise interfere with the exercise by such person of impartial judgment in his or her capacity as a director. Finally, in identifying and selecting persons for consideration as nominees, the Nominating Committee will consider the rules and regulations of the Securities and Exchange Commission and The Nasdaq Stock Market (or such other stock exchange or stock market on which the Company’s securities may be listed or traded from time to time) regarding the composition of the Board of Directors and the qualifications of its members.

        The Nominating Committee may take such actions as it deems appropriate to evaluate whether each person who has been recommended or proposed for approval as a nominee meets the minimum qualifications, as described above and set forth in the Nominating Committee charter, and otherwise has the experience and abilities necessary to be an effective member of Board of Directors. These procedures may include at least one personal interview of the candidate by the Nominating Committee, discussions with qualified representatives of companies or firms by which the candidate is or has previously been employed or on whose boards of directors the candidate is serving or has previously served, or with such other persons as the Nominating Committee deems appropriate to rely upon as references for the candidate, and completion of a questionnaire regarding the candidate’s prior employment and service on boards of directors, criminal convictions or sanctions and other matters deemed appropriate by the Nominating Committee.

        William H. Hanna was first elected to the Company’s Board of Directors on January 26, 2005, to fill the remaining term of Jim L. Hanna, who resigned on that date. William H. Hanna’s term expires at the 2005 Annual Meeting. William H. Hanna is Jim L. Hanna’s son. William H. Hanna’s nomination for election to the Board of Directors was approved by the Nominating Committee, and by the independent directors serving on the committee, in compliance with the Nominating Committee charter. In consideration of Mr. Hanna’s educational background, business experience and other qualifications, and pursuant to the Nominating Committee charter, the Nominating Committee waived the qualification requirement that Mr. Hanna have a bachelor’s degree from an accredited U.S. college or university, or a corresponding degree from a foreign educational institution. William H. Hanna was recommended for nomination by Joe D. Powers and endorsed by those independent directors and members of the Company’s management who have known Mr. Hanna for a number of years and are familiar with his business experience and qualifications. Mr. Hanna was not nominated or elected pursuant to any arrangement or understanding between Mr. Hanna and the Company or the Company and any other person or entity.

      Nonemployee Directors Stock Option Committee

        The Nonemployee Directors Stock Option Committee, which met twice in 2004, is currently, and was throughout 2004, composed of Robert M. Powell (Chairman) and Jerry D. Orler and is responsible for administering the grants of stock options and other awards to nonemployee directors under the 2004 Equity Incentive Plan. The Nonemployee Directors Stock Option Committee also has the responsibility for administering the Company’s 1997 Nonqualified Stock Option Plan for Nonemployee Directors. Although the term of that plan has not expired, no shares remain available for grant thereunder. However, some options remain outstanding under the plan, and this committee has continuing authority with respect to such outstanding options, including, for example, addressing any questions of interpretation that may arise.

      Employee Stock Option Committee

        The Employee Stock Option Committee was composed of Roland S. Boreham, Jr. (Chairman) and Jim L. Hanna during 2004 and has the responsibility for administering the Company’s Employee Stock Option Plan. The term of the Employee Stock Option Plan expired in 2002, and no new options may be granted thereunder. However, some options remain outstanding under the plan, and this committee has continuing authority with respect to such outstanding options, including, for example, addressing any questions of interpretation that may arise. Since October 2004, this committee has also had the responsibility, by delegation from the Executive Compensation Committee, for administering the grants of options and other awards under the 2004 Equity Incentive Plan to employees other than executive officers. The Employee Stock Option Committee did not meet during 2004. Mr. Boreham and William H. Hanna are the current members of this committee.

EXECUTIVE OFFICERS

        The executive officers of the Company are Robert M. Powell, Jerry D. Orler, Clifton R. Beckham, Garry R. Lewis, Brandon D. Cox, Dwain R. Key, Michael E. Brown and Michael R. Weindel, Jr. Biographical information for Mr. Powell and Mr. Orler is set forth under the heading “Additional Information Regarding the Board of Directors—Biographical Information” above.

        Clifton R. Beckham. Mr. Beckham has served as Senior Vice President, Finance since 2003, Chief Financial Officer since 2002 and as Secretary since 2001. He served as Vice President, Finance from 2002 to 2003, as Treasurer from 2001 to 2002, as Controller from 1999 to 2001 and as Chief Accountant from 1996 to 1999. Mr. Beckham, a Certified Public Accountant and a director of the Arkansas Best Federal Credit Union, has worked for the Company since 1994.

        Garry R. Lewis. Mr. Lewis has served as Senior Vice President, Operations since 2003. He served as Vice President, Operations from 2002 to 2003 and as Director of Operations from 1986 to 2002. Prior to his employment by us, Mr. Lewis was employed by ABF Freight System, Inc.

        Brandon D. Cox. Mr. Cox has served as Senior Vice President, Marketing since 2003. He served as Vice President, Sales and Marketing from 2002 to 2003, as Director of Operations from February 2002 to May 2002 and as Manager of Special Projects in the operations department from 1998 to 2002.

        Dwain R. Key. Mr. Key has served as Senior Vice President, Dedicated Services/Logistics since 2003. He served as Vice President, Dedicated Services/Logistics from 2000 to 2003 and as Vice President, Corporate Development from 1998 to 2000.

        Michael E. Brown. Mr. Brown has served as Vice President, Maintenance since November 2003. He served as Director, Maintenance from January 2003 to November 2003. During 2002, he worked for Wal-Mart Stores, Inc. as a Regional Maintenance Manager in their private trucking fleet. Prior to working at Wal-Mart, he worked for USA Truck from 1992 through 2001 in a variety of positions in the maintenance, operations and risk management departments.

        Michael R. Weindel, Jr. Mr. Weindel has worked for USA Truck since 1991, serving as Vice President, Human Resources, Recruiting and Training since January 2005. He served as Director, Human Resources, Recruiting and Training from 2003 to 2005, as Director of Purchasing from 2002 to 2003 and as Director of Human Resources from 1997 to 2002.

        All executive officers of the Company are elected annually by the Board of Directors to serve until the next Annual Meeting of the Board and until their respective successors are chosen and qualified.

EXECUTIVE COMPENSATION

Report of Executive Compensation Committee on Annual Compensation

        The following paragraphs constitute the report of the Executive Compensation Committee of the Board of Directors (the “Committee”) on executive compensation policies for fiscal year 2004. In accordance with Securities and Exchange Commission (the “Commission”) rules, this report shall not be deemed to be incorporated by reference into any statements or reports filed by the Company with the Commission that do not specifically incorporate this report by reference, notwithstanding the incorporation of this Proxy Statement into any such reports.

        The Committee administers the compensation program for executive officers and other management level employees of the Company and makes all related decisions, including decisions pertaining to the grant of options.

        The principal elements of the compensation program for executive officers are base salary, performance-based annual incentives and options granted under the 2004 Equity Incentive Plan. The goals of the program are to give the executive officers incentives to work toward the improved financial performance of the Company and to reward them for their contributions to the Company’s success. The program is also designed to retain the Company’s key executives, each of whom plays an important role in enabling the Company to maintain its commitment to premium service to its customers and its high standards of efficiency, productivity and safety. For a summary of 2004 compensation to the Company’s named executive officers, see the Summary Compensation Table under the heading “Executive Compensation Tables” below.

        Annual salaries for the Company’s executive officers, including the CEO, are generally reviewed in October of each year based on a number of factors, both objective and subjective. Objective factors considered include increases in the cost of living, the Company’s current performance and, to a lesser extent, the Company’s overall historical performance, although no specific formulas based on such factors are used to determine salaries. Salary decisions are based primarily on the Committee’s subjective analysis of the factors contributing to the Company’s long-term success and of the executives’ individual contributions to such success.

        Cash incentive payments based on the Company’s performance may be paid to the executive officers under the Company’s Executive Profit-Sharing Incentive Plan. Under this plan, a specified percentage, determined annually by the Committee, of the Company’s pre-tax income for the year is distributed annually to the executive officers selected by the Board to participate in the plan in proportion to their base salaries. The payments are subject to certain limitations and to the achievement by the Company of a specified performance objective established annually by the Committee. Thus, whether the executive officers’ total pay is comparable to the compensation of executives with similar responsibilities at comparable companies may vary from year to year depending upon the Company’s performance. For 2004, pre-tax profit increased by approximately 73% from 2003 and the performance-based incentive bonuses represented approximately 42% of total base salary and bonus earned by the executive officers. The Committee will make the determinations regarding the percentage of pre-tax income to be distributed, performance objectives and bonus allocations under the Executive Profit-Sharing Incentive Plan for 2005 later in the year.

        Seven of the executive officers, including the CEO, currently hold incentive stock options granted to them in October 2000. These options vest in three increments, and each increment will be exercisable for a period of three years after vesting. Six executive officers, including the CEO, also currently hold incentive stock options granted to them in January 2002. These options, other than the one held by the CEO, vest in three increments, and each increment will be exercisable for a period of three years after vesting. The option granted to the CEO in January 2002 has an exercise price equal to 110% of the fair market value of our Common Stock on the grant date and vests in three annual increments beginning in January 2004, and each increment will be exercisable until January 2007. Eight of the executive officers, including the CEO, also currently hold incentive stock options granted to them in May 2004, and one executive officer holds an incentive stock option granted to him in July 2004. These options, other than the one held by the CEO, vest in five increments, and each increment will be exercisable for a period of two years. The 20,000-share option granted to the CEO in May 2004 has an exercise price equal to 110% of the fair market value of our Common Stock on the grant date and vests in four increments, and each increment will be exercisable for a period of one year. All of these options were granted with exercise prices greater than or equal to the market value of the Company’s Common Stock at the time of grant. The Committee believes that the extended vesting schedules and limited exercise periods of the options will encourage the optionees not only to remain with the Company but also to seek to enhance the value of the Company’s stock through improvements in the Company’s performance and to sustain such improvements throughout the terms of the options.

        Additional elements of the executive officers’ compensation, which are not performance-based, include matching contributions by the Company under the Company’s 401(k) plan and life insurance premiums paid by the Company on behalf of the executives. Each of the named executive officers also is provided the use of a Company-owned automobile, which he can use for both business and personal purposes. The incremental cost to the Company of providing the automobiles did not exceed 10% of the total annual salary and bonus paid to any of the named executive officers and is therefore not disclosed as a perquisite in the Summary Compensation Table. The Company does not have written employment agreements with its CEO or any of its other executive officers.

        The CEO’s salary and any equity incentive awards are determined based on the factors and analysis described above. Specific factors considered by the Committee in establishing the CEO’s salary and option grant during 2004 include his current responsibilities with the Company, certain key performance ratios and his continuing contributions to the successful expansion of the Company’s operations and its financial growth over recent periods. The Committee determined it prudent to increase the CEO’s salary and to grant him an option in 2004 based, in part, on the progress the Company has made to improve its operating performance over the last several years. The cash bonus amount received by the CEO for 2004, as indicated in the Summary Compensation Table below, was paid to him pursuant to the terms of the Company’s Executive Profit-Sharing Incentive Plan. The total cost to the Company of providing a Company-owned automobile to the CEO for his use during 2004 was $4,237. The Committee believes that the CEO’s 2004 total compensation reflects a fair level of compensation given the duties and responsibilities of his office and the Company’s current level of profitability.

        The Committee believes that the information disclosed under the heading “Executive Compensation Tables” below reflects all material items of total compensation paid to the CEO and the other named executive officers. Certain alternative measures of value are not included within that disclosure, including information regarding any unrealized appreciation in the value of shares underlying previously granted options held by the CEO or the other officers. The Company does not make any determination as to the percentages of his use of the automobile attributable to business purposes and to personal purposes. As disclosed under the heading “Certain Transactions” below, the Company purchases aircraft charter service from a company owned by the CEO, in a transaction unanimously approved by the Board, with the CEO abstaining, and reviewed annually by the Audit Committee and the Board. The Audit Committee and the Board have determined that the rates paid for those services are reasonable and no less favorable to the Company than it could obtain from an unrelated third party. In 2004, the total amount paid by the Company under this agreement was $75,429. The Committee is not aware of what portion, if any, of this amount represented a net profit to the CEO under that agreement, and the Committee does not consider such amount to be an element of the CEO’s compensation.

By the Members of the Executive Compensation Committee:

Joe D. Powers (Chairman)
Roland S. Boreham, Jr.
Jim L. Hanna

        The preceding report has been provided by the directors who served on the Executive Compensation Committee when decisions regarding 2004 compensation were made. Jim L. Hanna resigned from his position as a director on January 26, 2005, after having served on our Board of Directors since 1992.

Executive Compensation Tables

        The following table sets forth certain information with respect to annual and long-term compensation paid or awarded to the Company’s CEO and the five other most highly compensated persons who were serving as executive officers on December 31, 2004, collectively, the “named executive officers”, for or with respect to the three fiscal years ended December 31, 2004. The Company has elected to include five additional executive officers in this table, rather than the four required by Securities and Exchange Commission rules, to enhance comparability of the information between years.

Summary Compensation Table

	Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Restricted Stock Awards ($) (2)	Securities Underlying Options (#)	All Other Compensation ($) (3)

Robert M. Powell, Chairman of the Board and CEO	2004 2003 2002	202,596 186,084 164,352	177,769 — —	— — —	20,000 — 5,700	10,027 6,463 6,475

Jerry D. Orler, President	2004 2003 2002	157,500 145,371 131,484	138,880 — —	— — —	20,000 — 5,700	8,105 5,188 4,417

Clifton R. Beckham, Sr. Vice President, Finance, CFO and Secretary	2004 2003 2002	102,000 96,000 75,484	89,943 — —	— 267,750 —	8,000 — 10,700	4,863 3,129 2,624

Garry R. Lewis, Sr. Vice President, Operations	2004 2003 2002	115,500 111,000 105,750	101,847 — —	— 267,750 —	18,000 — 5,700	6,548 4,265 3,857

Brandon D. Cox, Sr. Vice President, Marketing	2004 2003 2002	102,966 79,896 62,090	89,943 — —	— 267,750 —	14,000 — 5,000	3,861 4,777 2,356

Dwain R. Key, Sr. Vice President Dedicated Services/Logistics	2004 2003 2002	102,966 96,966 74,829	89,943 — —	— 267,750 —	8,000 — 5,700	1,160 2,204 2,701

(1)	Represents cash incentives earned by the executive officers pursuant to the Company’s Executive Profit-Sharing Incentive Plan for services rendered in the years indicated.

(2)

The dollar value of the restricted stock awards is estimated solely for purposes of this table based upon the award of 25,000 shares of restricted stock to each of Messrs. Beckham, Lewis, Cox and Key on August 22, 2003, and the closing price ($10.71 per share) of the Company's Common Stock on The Nasdaq Stock Market on the date of the award. Each of Messrs. Beckham, Lewis, Cox and Key held 25,000 total shares of restricted stock as of December 31, 2004, the dollar value of which, in each case, was $425,000 as estimated solely for purposes of this table based upon the closing price ($17.00 per share) of the Company's Common Stock on The Nasdaq Stock Market on December 31, 2004. Each outstanding award will vest in five equal annual increments on March 1 of each year beginning in 2005 and ending in 2009, subject to the achievement by the Company of performance goals based on year-over-year increases in retained earnings. The performance goal for the period ending December 31, 2004, was fully achieved, and the first increment, in the amount of 5,000 shares, of each award vested on March 1, 2005. Any shares that do not vest in future periods will be forfeited. The ultimate value of the awards depends on a number of factors, including whether the performance goals are achieved and the restricted shares vest or are forfeited. Dividends, if any, will be paid on all restricted shares at the same rate as dividends received by all stockholders, except that the Board may decide that any such dividends will be held in escrow and subject to the same risk of forfeiture as the restricted shares on which they are paid.

(3)	The amounts shown for 2004 represent matching contributions under the Company's 401(k) Plan for the benefit of Mr. Powell ($7,051), Mr. Orler ($5,719), Mr. Beckham ($3,749), Mr. Lewis ($4,276), Mr. Cox ($3,747) and Mr. Key ($938), and the dollar value of life insurance premiums paid by the Company in 2004 for the benefit of Mr. Powell ($2,976), Mr. Orler ($2,386), Mr. Beckham ($1,114), Mr. Lewis ($2,272), Mr. Cox ($114) and Mr. Key ($222).

Stock Option Grants

        The following table sets forth certain information relating to options granted under the USA Truck, Inc. 2004 Equity Incentive Plan to the named executive officers in 2004. In each case, the options with the same exercise price shown as having been granted to a single named executive officer are multiple tranches, with staggered exercise periods, of a single option grant to that officer.

USA Truck, Inc. 2004 Equity Incentive Plan Options Granted During Year Ended December 31, 2004

	Individual Grants (1)

Name	Number of Securities Underlying Options Granted (#)	Percentage of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date	Grant Date Value ($)(2)

Robert M. Powell	5,000	1.62%	12.62	05/05/06	7,300
Robert M. Powell	5,000	1.62%	12.62	05/05/07	10,200
Robert M. Powell	5,000	1.62%	12.62	05/05/08	12,800
Robert M. Powell	5,000	1.62%	12.62	05/05/09	15,300
Jerry D. Orler	4,000	1.30%	11.47	05/05/07	10,040
Jerry D. Orler	4,000	1.30%	11.47	05/05/08	12,120
Jerry D. Orler	4,000	1.30%	11.47	05/05/09	14,040
Jerry D. Orler	4,000	1.30%	11.47	05/05/10	16,000
Jerry D. Orler	4,000	1.30%	11.47	05/05/11	17,760
Clifton R. Beckham	1,600	0.52%	11.47	05/05/07	4,016
Clifton R. Beckham	1,600	0.52%	11.47	05/05/08	4,848
Clifton R. Beckham	1,600	0.52%	11.47	05/05/09	5,616
Clifton R. Beckham	1,600	0.52%	11.47	05/05/10	6,400
Clifton R. Beckham	1,600	0.52%	11.47	05/05/11	7,104
Garry R. Lewis	1,600	0.52%	11.47	05/05/07	4,016
Garry R. Lewis	1,600	0.52%	11.47	05/05/08	4,848
Garry R. Lewis	1,600	0.52%	11.47	05/05/09	5,616
Garry R. Lewis	1,600	0.52%	11.47	05/05/10	6,400
Garry R. Lewis	1,600	0.52%	11.47	05/05/11	7,104
Garry R. Lewis	2,000	0.65%	12.66	07/21/07	5,500
Garry R. Lewis	2,000	0.65%	12.66	07/21/08	6,600
Garry R. Lewis	2,000	0.65%	12.66	07/21/09	7,660
Garry R. Lewis	2,000	0.65%	12.66	07/21/10	8,660
Garry R. Lewis	2,000	0.65%	12.66	07/21/11	9,600
Brandon D. Cox	2,800	0.91%	11.47	05/05/07	7,028
Brandon D. Cox	2,800	0.91%	11.47	05/05/08	8,484
Brandon D. Cox	2,800	0.91%	11.47	05/05/09	9,828
Brandon D. Cox	2,800	0.91%	11.47	05/05/10	11,200
Brandon D. Cox	2,800	0.91%	11.47	05/05/11	12,432
Dwain R. Key	1,600	0.52%	11.47	05/05/07	4,016
Dwain R. Key	1,600	0.52%	11.47	05/05/08	4,848
Dwain R. Key	1,600	0.52%	11.47	05/05/09	5,616
Dwain R. Key	1,600	0.52%	11.47	05/05/10	6,400
Dwain R. Key	1,600	0.52%	11.47	05/05/11	7,104

(1)	All options are incentive stock options. The option granted to Mr. Powell has an exercise price equal to 110% of the fair market value, determined in accordance with the Plan, of the Company's Common Stock on the date of grant. All options granted to the named executive officers, other than Mr. Powell, have exercise prices equal to the fair market value of the Company's Common Stock on the date of grant. The option granted to Mr. Powell was granted on May 5, 2004, and each tranche vests one year prior to its expiration date. All options with an exercise price of $11.47 were granted on May 5, 2004, and each tranche of each such option vests two years prior to its expiration date. The option granted to Mr. Lewis with an exercise price of $12.66 was granted on July 21, 2004, and each tranche vests two years prior to its expiration date.

(2)	The estimated grant date values have been determined using the Black-Scholes option-pricing model. The material assumptions used included the following: the exercise of each tranche of each option on the specified expiration date; a dividend yield of 0% in all cases; expected volatility of 0.261% for all options granted on May 5, 2004, and 0.258% for the option granted to Mr. Lewis on July 21, 2004, in each case, calculated using closing prices for one day each week for the 30 weeks preceding the grant date; risk-free interest rates ranging from 2.53% to 3.84% for the option granted to Mr. Powell on May 5, 2004, 2.53% to 4.44% for the options granted to the other named executive officers on May 5, 2004, and 3.15% to 4.22% for the option granted to Mr. Lewis on July 21, 2004, in each case representing the interest rate on a U.S. Treasury security with an expected maturity as close as possible to the expiration date of the tranche. No adjustments were made to the model for nontransferability or risk of forfeiture. The ultimate actual value, if any, that a named executed officer will realize upon exercise of any option will depend on the date the option is exercised and the amount (if any) by which the market price of the Company's Common Stock, which cannot be predicted with accuracy, exceeds the exercise price at that time.

Stock Option Exercises and Year-end Values

Employee Stock Option Plan Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
Name	Shares Acquired on Exercise (#)	Value Realized ($) (1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End Exercisable/ Unexercisable (#)	Value of Unexercised In-the-Money Options at Fiscal Year-End Exercisable/ Unexercisable ($) (2)
Robert M. Powell	—	—	17,900 / 23,800	183,331 /101,622
Jerry D. Orler	—	—	17,900 / 23,800	194,270 /129,220
Clifton R. Beckham	—	—	6,600 / 15,100	52,320 /79,030
Garry R. Lewis	—	—	9,900 / 21,800	101,790 /106,260
Brandon D. Cox	—	—	4,700 / 17,300	43,010 / 93,590
Dwain R. Key	—	—	9,900 / 11,800	101,790 / 62,860

(1)	Market value of the Common Stock on the exercise date less the exercise price, multiplied by the number of shares acquired upon exercise.
(2)	Market value of the Common Stock at December 31, 2004 ($17.00) less the option exercise price, multiplied by the number of shares.

Comparison of Return on Equity

        The following graph reflects the total return, which assumes reinvestment of dividends, of a $100 investment in USA Truck Common Stock, the Dow Jones Equity Market Index, and the Dow Jones Trucking Index on December 31, 1999. The graph is based on an initial investment in USA Truck Common Stock at $7.88 per share, the closing sale price of the Common Stock on such date.

Comparison of Annual Cumulative Total Return

Among USA Truck‚ Inc.‚ Dow Jones Equity Market Index & Dow Jones Trucking Index

COMPENSATION OF DIRECTORS

        The Company pays each director who is not an employee of the Company a fee of $1,500 per quarter plus $500 per quarter for members of the Audit Committee and reimburses all directors for reasonable expenses they may incur attending Board or committee meetings. The Audit Committee Chairman receives an additional $1,000 per quarter.

        The 2004 Equity Incentive Plan (the “Plan”) permits awards of incentive stock options, nonqualified stock options, restricted stock, stock units, performance shares, performance units and other incentives payable in cash or in shares of Common Stock. Individuals to whom awards may be granted include any employee, officer or director of the Company or of any entity that is directly or indirectly controlled by the Company. No individual may receive in any one calendar year awards relating to more than 30,000 shares of the Company’s Common Stock. The Committee may grant stock options to individuals either in the form of incentive stock options or nonqualified stock options, except that incentive stock options may not be granted to nonemployee directors. The exercise price of any shares subject to a stock option may be no less than 100% of the fair market value of the shares for the date the stock option is granted, or 110% of such fair market value for an incentive stock option granted to a participant who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or one of its parent or subsidiary corporations. The Plan is administered by the Executive Compensation Committee of the Board of Directors. However, with respect to participants who are nonemployee directors, the Plan is administered by the Nonemployee Director Stock Option Committee of the Board. The Board or the Executive Compensation Committee may delegate the administration of the Plan, subject to certain limitations.

        On May 5, 2004, options were granted under the Plan to nonemployee directors Roland S. Boreham, Jr., Terry A. Elliott, Joe D. Powers, James B. Speed and Jim L. Hanna. The options granted to Mr. Boreham, Mr. Elliott, Mr. Powers and Mr. Speed will vest with respect to 2,500 shares on May 5, 2005, 2,500 shares on May 5, 2006, 2,500 shares on May 5, 2007 and 2,500 shares on May 5, 2008. The exercise period for each such increment will be one year from the vesting date and each has an exercise price of $11.47 per share, which is equal to the market price of the Common Stock on the grant date. The expiration date of each option is May 5, 2009. The option granted to Mr. Hanna on May 5, 2004 had the same terms as the options granted to the other nonemployee directors on that date, but the vesting of the first increment of 2,500 shares was subsequently accelerated to January 15, 2005, and the remaining increments, covering 7,500 shares, terminated as a result of Mr. Hanna’s resignation from the Board effective January 26, 2005.

Compensation Committee Interlocks and Insider Participation

        Throughout 2004, the members of the Executive Compensation Committee of the Board of Directors were Joe D. Powers (Chairman), Roland S. Boreham, Jr. and Jim L. Hanna. Jim L. Hanna resigned from his position as a director effective January 26, 2005. The current members of the Executive Compensation Committee are Joe D. Powers (Chairman), Roland S. Boreham, Jr. and William H. Hanna.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Ernst & Young LLP has been the independent registered public accounting firm for the Company since 1989.

        The following table presents fees for professional services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2004 and 2003, and fees billed for other services rendered by Ernst & Young during 2004 and 2003.

	2004	2003
Audit Fees (a)	$115,210	$148,273
Other Fees:
Audit-related Fees (b)	16,744	14,269
Tax Fees (c)	2,800	13,686
All Other Fees	—	—

(a)	Fees and expenses paid to Ernst & Young for (i) the audit of the consolidated financial statements included in the Company’s Annual Report on Form 10-K; (ii) the reviews of the interim consolidated financial information included in the Company’s Quarterly Reports on Form 10-Q; (iii) consultations concerning financial accounting and reporting; and (iv) reviews of documents filed with the SEC and provision of related consents.

(b)	Fees and expenses paid to Ernst & Young for audit-related services including accounting consultation.

(c)	Fees and expenses paid to Ernst & Young for (i) tax compliance; (ii) tax planning; and (iii) tax advice.

        The Audit Committee selects the firm that audits the Company’s financial statements‚ determines the compensation of that firm and pre-approves all services of any type that firm renders to the Company. The Audit Committee has been informed of the types of services Ernst & Young has been rendering to the Company and has determined that Ernst & Young providing those services has been compatible with its maintaining its independence as to the Company. The Audit Committee has a written policy for the pre-approval of the audit and non-audit services performed by the Company's independent registered public accounting firm in order to assure that the provision of such services does not impair their independence. The Audit Committee pre-approves the engagement terms and fees of annual audit services, and any changes in such terms and fees resulting from changes in audit scope, Company structure or other matters. The Audit Committee may also grant pre-approval for other audit services, audit-related services (which include assurance and related services that are reasonably related to the audit or review of the Company's financial statements and that are traditionally performed by the independent auditor) and tax services. Each pre-approval, unless earlier withdrawn or modified by the Audit Committee, has a term of twelve months, unless the Audit Committee specifically provides for a different period. The pre-approval policy also contains a non-exclusive list of prohibited non-audit services that may not be performed by the Company's independent registered public accounting firm, and provides that permissible non-audit services classified as "all other services" must be separately pre-approved by the Audit Committee. The Audit Committee did not approve any services pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated under the Exchange Act, which permits the waiver of the pre-approval requirements in certain circumstances.

        A representative of Ernst & Young LLP will be present at the 2005 Annual Meeting and will have the opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

Report of Audit Committee

        The following paragraphs constitute the report of the Audit Committee of the Board of Directors for fiscal year 2004. In accordance with Securities and Exchange Commission (the “Commission”) rules, this report shall not be deemed to be incorporated by reference into any statements or reports filed by the Company with the Commission that do not specifically incorporate this report by reference, notwithstanding the incorporation of this Proxy Statement into any such reports.

        The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee’s actions are governed by a written charter, which has been adopted by the Board of Directors. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. All of the members of the Audit Committee are independent as defined by Rule 4200(a)(15) and meet the independence and other requirements of Rule 4350(d)(2) of The Nasdaq Stock Market’s listing standards. In addition, the Audit Committee has discussed with the independent registered public accounting firm their independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with their independence.

        The Audit Committee discussed with the Company’s independent registered public accounting firm the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380), as well as the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held four meetings in person and three by conference call during fiscal year 2004.

        In reliance on the reviews and discussions referred to above, and after receiving and reviewing the written disclosures and the letter from the independent accountants as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission. The Audit Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for 2005.

By the Members of the Audit Committee:

Terry A. Elliott (Chairman)
Joe D. Powers
Roland S. Boreham, Jr.

Corporate Governance and Related Matters

        USA Truck is committed to conducting its business in accordance with the highest ethical standards. As part of that commitment, the Board has adopted a Code of Business Conduct and Ethics (“Code of Ethics”) applicable to all its directors, officers and employees, which sets forth the conduct and ethics expected of all affiliates and employees of the Company, a copy of which is available at our Internet address http://www.usa-truck.com under the caption “Corporate Governance.” In addition, any amendments to, or waivers from, any provision of the Code of Ethics that apply to the Company’s principal executive, financial, and accounting officers, or persons performing similar functions, will be posted at that same location on the Company’s website.

        The Company adopted a Policy Statement and Procedures for Reporting of Violations and Complaints (“Whistleblower Policy”), a copy of which is available at our Internet address http://www.usa-truck.com under the caption “Corporate Governance.” The Whistleblower Policy is intended to create a workplace environment that encourages open and honest communication and to hold the Company and its personnel, including senior management, accountable for adhering to the Company’s ethical standards. The Whistleblower Policy establishes procedures for any person to report violations by the Company or any of its personnel of the Company’s Code of Ethics or any laws, without fear of retaliation. It also contains special procedures for submission by employees of confidential, anonymous complaints involving the Company’s accounting practices and internal accounting controls.

        The Company also adopted a Shareholder Communications with Directors Policy, which describes the manner in which stockholders can send communications to the Board and sets forth the Company’s policy regarding Board members’ attendance at annual meetings of stockholders. This policy is available at our Internet address http://www.usa-truck.com under the caption “Corporate Governance.” All the members of the Board attended the 2004 annual stockholders meeting.

        The Company’s Audit Committee and Nominating Committee charters are also available at our Internet address http://www.usa-truck.com under the caption “Corporate Governance.” In addition, the Audit Committee charter was attached as an appendix to the proxy statement distributed in connection with the 2004 Annual Meeting of Stockholders.

CERTAIN TRANSACTIONS

        The Company has a long-standing policy of not making loans to officers, directors or affiliates of the Company. The Company’s policy further prohibits entering into leases, equipment purchase agreements or other contracts with officers, directors or affiliates of the Company unless the Board, and the disinterested members of the Board, so approve upon the Audit Committee’s recommendation, after the Audit Committee has determined that the transaction is reasonable, in the best interest of the Company and on terms no less favorable than could be obtained from an unrelated third party.

        The Company is a party to an agreement with Alpha Delta Aviation, Inc. pursuant to which the Company receives aircraft charter service for the transportation of employees in connection with Company business. Robert M. Powell, Chairman and CEO of the Company, is the owner of Alpha Delta Aviation, Inc. This transaction was unanimously approved by the Board of Directors, with Mr. Powell abstaining, and is reviewed annually by the Audit Committee and the Board of Directors. The Audit Committee and the Board of Directors review, on a regular basis, rates charged for similar services by third parties in the relevant market area and have concluded that the terms of this agreement are no less favorable than the Company could obtain from an unrelated third party. In 2004, the total amount paid by the Company to Alpha Delta Aviation, Inc. under this agreement was $75,429.

SECTION 16(a) COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company’s directors and officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Based solely on its review of the copies of such reports received by it, and written representations from certain reporting persons, the Company believes that during fiscal 2004, its directors, officers and greater than 10% beneficial owners complied with all filing requirements applicable to them, except that one report on Form 4 for Garry R. Lewis, Senior Vice President, Operations, relating to one transaction, was inadvertently filed late.

STOCKHOLDER PROPOSALS

        The 2006 Annual Meeting of the Company is tentatively scheduled to be held during the first week of May 2006. The bylaws of the Company provide that to be considered for inclusion in the proxy material for an annual meeting, stockholder proposals, including proposals nominating persons for election to the Board of Directors of the Company, must be received at the Company’s principal executive offices no later than 120 days prior to the date of the Company’s proxy statement released to stockholders in connection with the Annual Meeting held in the preceding year. Accordingly, proposals submitted for inclusion in the proxy statement relating to the 2006 Annual Meeting must be received by the Company no later than December 7, 2005. Any such proposal must be set forth in a notice containing certain information specified in the bylaws. The bylaws also provide that, to be eligible to submit such a proposal, a stockholder must be the record or beneficial owner of at least 1% or $1,000 in market value of the shares of stock entitled to be voted at the Annual Meeting and must have held such shares for at least one year. If the date of the 2006 Annual Meeting is changed by more than 30 calendar days from the date contemplated by this paragraph, a stockholder proposal must be received by the Company within a reasonable amount of time before the proxy statement for such meeting is sent to stockholders to be considered for inclusion.

        STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE URGED TO SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors

CLIFTON R. BECKHAM
Secretary

April 6, 2005

        Upon written request of any stockholder, the Company will furnish, without charge, a copy of the Company’s 2004 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto. The written request should be sent to Clifton R. Beckham, Secretary of the Company, at the Company’s executive offices, 3200 Industrial Park Road, Van Buren, Arkansas 72956. The written request must state that as of March 8, 2005 the person making the request was a beneficial owner of shares of the Common Stock of the Company.

USA TRUCK, INC.

3200 Industrial Park Road, Van Buren, Arkansas 72956

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS MAY 4, 2005

The undersigned stockholder(s) of USA TRUCK, INC. hereby appoint(s) ROBERT M. POWELL and JERRY D. ORLER, and each or either of them, the true and lawful attorneys-in-fact and proxies for the undersigned, with full power of substitution, to attend the meeting and to vote the stock owned by or registered in the name of the undersigned, as instructed below, at the Annual Meeting of Stockholders to be held on May 4, 2005, at 10:00 a.m., Central Time, and at any adjournments thereof, for the transaction of the following business:

Please mark boxes ☒ in blue or black ink.

1. Election of Two (2) Class I directors for a term of office expiring at the 2008 Annual Meeting of Stockholders:

☐	FOR ALL

☐	WITHHOLD ALL

☐	FOR ALL EXCEPT

        William H. Hanna        Joe D. Powers

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee’s name in the space provided below.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED STOCKHOLDER WITH RESPECT TO ANY MATTER TO BE VOTED UPON. IF NO SPECIFICATION IS MADE, THE PROXIES WILL VOTE THESE SHARES FOR THE ELECTION OF THE ABOVE NOMINEES. THE PROXIES WILL VOTE IN THEIR SOLE DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Please sign, date, and return this proxy as soon as possible.

Dated:	_______________________________________,
2005

(Signature)

(Signature)

(Please sign exactly as name(s) appear(s) at left. If stock is in the name of two or more persons, each should sign. Persons signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. If a corporation, please sign in full corporate name, by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)